Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Cardinal Health, Inc. 2011 Long-Term Incentive Plan, of Cardinal Health, Inc. of our report dated August 25, 2011 except for the impact of the matters discussed in Notes 1, 2, 16 and 18 pertaining to amortization of acquisition-related intangible assets and reportable segments, as to which the date is November 4, 2011, with respect to the consolidated financial statements and financial statement schedule of Cardinal Health, Inc. included in Cardinal Health, Inc.’s Current Report on Form 8-K/A dated August 2, 2011 and of our report dated August 25, 2011 with respect to the effectiveness of internal control over financial reporting of Cardinal Health Inc. included in its Annual Report (Form 10-K) for the fiscal year ended June 30, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP
Columbus, Ohio
November 4, 2011